EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-162709) of Old Dominion Freight Line, Inc., and

(2) Registration Statement (Form S-8 No. 333-162695) pertaining to the Old Dominion 401(k) Retirement Plan;

of our reports dated March 1, 2010, with respect to the financial statements and schedule of Old Dominion Freight Line, Inc., and the effectiveness of internal control over financial reporting of Old Dominion Freight Line, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Greensboro, North Carolina

March 1, 2010